SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2003

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                           Software HOLDRS (SM) Trust
                      [Issuer with respect to the receipts]

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    333-43766
                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)


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Item 5.       Other Events

          As a result of the acquisition by International Business Machines Corp. of Rational Software Corp., Rational Software Corp. is no longer included in the Software HOLDRS. For the 5 shares of Rational Software Corp. previously represented in each round lot of 100 Software HOLDRS, the Bank of New York received $52.50, which was distributed at a rate of $0.51775 ($0.525 less a $0.007250 custody fee) per each Software HOLDR to holders of record on February 28, 2003.


          Microsoft Corporation announced a two-for-one stock split on its common stock payable to shareholders of record on January 27, 2003. Microsoft Corporation began trading on a split-adjusted basis on February 18, 2003. As of February 21, 2003, the share amount of Microsoft Corporation represented by a round lot of 100 Software HOLDRS increased to 30 shares from 15 shares.


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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

            (c)    Exhibits

                   99.1 Software HOLDRS Trust Prospectus Supplement dated March 31, 2003 to Prospectus dated January 29, 2002.

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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MERRILL LYNCH, PIERCE, FENNER &
                                                  SMITH INCORPORATED


Date:  April 4, 2003                            By: /s/ MITCHELL M. COX
                                                    -----------------------
                                                    Name:  Mitchell M. Cox
                                                    Title: First Vice President


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                                  EXHIBIT INDEX

Number and Description of Exhibit
---------------------------------

(99.1) Software HOLDRS Trust Prospectus Supplement dated March 31, 2003 to Prospectus dated January 29, 2002.


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